Exhibit 5.6

CONSENT OF EXPERT

July 05, 2019

In connection with the Registration Statement on Form F-10 (File No 333-232320) of Osisko Gold Royalties Ltd filed with the United States Securities and Exchange Commission (the “Registration Statement”), the undersigned hereby consents to the use of the report entitled “NI 43-101 Technical Report on the Mantos Blancos Mine, II Region, Chile”, effectively dated June 23, 2017, referred to in “Schedule A, Technical Information Underlying the Mantos Blancos Mine” included in the prospectus included in the Registration Statement, and the information derived therefrom, as well as to reference to their name, in each case where used or referred to in the Registration Statement.

Sincerely,

/s/ Ronald Turner Buschmann
Name: Ronald Turner Buschmann
Title: Senior Resource Geologist, MAusIMM CP(Geo) #302538, Mining Engineering and Geology Group Leader for Latin America

Golder Associates S.A.
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Chile

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